ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") dated as of September 25, 1997 among RCM TECHNOLOGIES, INC., a Nevada corporation ("RCM"),
ANGELA TROTMAN, MICHAEL D. O'KEEFE and RICHARD E. SERODIO a/k/a
RICHARD E. STEVENS and AMARLY CORPORATION (the "Acquiree
Shareholders"), and NORMAN S. BERSON as escrow agent (the "Escrow
Agent").

         WHEREAS, RCM, Camelot Contractors Limited ("Acquiree"), and the Acquiree Shareholders have previously entered into a Stock Purchase Agreement dated as of September 25, 1997,(the "Stock Purchase
Agreement"), providing for the purchase of 100% of the outstanding stock of Acquiree by RCM on the Closing Date (the "Acquisition");
and

         WHEREAS, the Stock Purchase Agreement provides in Section 2.2(b) for the establishment of an escrow fund whereby shares of the RCM Common Stock to be received by the Acquiree Shareholders (the "Escrow Shares") shall upon the closing of the Acquisition be placed in escrow to ensure compliance with the requirements of
Section 2.3(b) of the Stock Purchase Agreement; and

         WHEREAS, the terms of the Stock Purchase Agreement are incorporated herein by reference.

         NOW, THEREFORE, in consideration of RCM and the Acquiree Shareholders entering into the Stock Purchase Agreement and of the mutual promises and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.                 Definitions, Other Agreements.

                  (a) All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. In addition, the term
"Escrow Fund" and references to the Escrow Shares when used at any time shall mean all shares of common stock of RCM owned by the Acquiree Shareholders held in escrow hereunder by the Escrow Agent.


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                  (b)      It is expressly understood and agreed by the parties
hereto that all references in this Agreement to the Stock Purchase
Agreement and to any exhibits to such Stock Purchase Agreement are for the convenience of the parties hereto other than the Escrow
Agent, and the Escrow Agent shall have no obligations or duties with respect thereto other than the obligation to refer to the Stock Purchase Agreement for the purpose of determining the definitions of certain capitalized terms used herein and not otherwise defined herein or to interpret any provisions of such other agreements referred to in this Agreement for purposes of implementation thereof.

         SECTION 2.                 Appointment of Escrow Agent

         Norman S. Berson hereby accepts his appointment as Escrow Agent to serve in accordance with the terms, conditions and provisions of this Agreement. The acceptance by the Escrow Agent of his duties under this Agreement is subject to the terms and conditions set forth at Section 6 hereafter, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.

         SECTION 3.                 Establishment of Escrow Fund.

                  (a) On the Closing Date, the Acquiree Shareholders shall, pursuant to Section 2.2(a) of the Stock Purchase Agreement, deposit with the Escrow Agent the stock certificates evidencing the Escrow Shares endorsed in blank.

                  (b) By virtue of the execution of this Escrow Agreement, the Acquiree Shareholders and RCM have, without any further act on the part of any of them, consented to: (i) the establishment of this escrow pursuant to the Stock Purchase Agreement in the manner set forth herein, and (ii) all of the other terms, conditions and limitations in this Agreement.

         SECTION 4.                 Operation and Administration of the Escrow
                                    Fund.

                  (a) To the extent provided herein and in the Stock Purchase Agreement, the Escrow Fund is established to secure compliance by Acquiree of Section 2.3(b) of the Stock Purchase
Agreement.

                  (b) Within thirty (30) days from the Closing Date RCM and the Acquiree Shareholders shall cause to be prepared to their mutual satisfaction an unaudited financial statement of Acquiree as of the Closing Date (the "Closing Financial Statement"). If the
Closing Financial Statements reflects (a) cash of less than $1,350,000 or (b) Tangible Net Worth of less than $2,300,000 then,

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to the extent of the greater of subsections (a) or (b) (the
"Shortfall"), within ten (10) days from the delivery of the Closing Financial Statement, RCM may make application (the "Application") to the Escrow Agent with a copy to the Acquiree Shareholders. The Application shall identify the nature and amount of the Shortfall and that number of Escrow Shares as are equal in "value" to be released to RCM to satisfy the deficiency (the "Claim Amount").

                  (c) Unless any of the Acquiree Shareholders notifies the Escrow Agent within ten (10) days from the date of the Application that any of them in good faith contests the Claim Amount or the application thereof against the Escrow Shares, then the Escrow
Agent shall release to RCM for cancellation the number of Escrow
Shares pro rata specified in the Application.

                           For purposes of this Section the "value" of the
Escrow Shares shall be determined by the average closing price of RCM Common Stock as traded on the NASDAQ Stock Market or other principal exchange upon which its shares are regularly traded for the twenty (20) trading days immediately preceding the date of the Application.

                  (d) If Acquiree's Closing Financial Statement reflects Tangible Net Worth equal to or in excess of $2,300,000, then, within ten (10) days from the delivery of the Closing Financial
Statement, any of the Acquiree Shareholders may make a written request, with a copy to RCM requesting the release of the entire number of Escrow Shares to them. Unless RCM notifies the Escrow
Agent within ten (10) days from the date of such request that it contests such request, then the Escrow Agent shall release to the Acquiree Shareholders the entire number of Escrow Shares.

                           If RCM or the Acquiree Shareholders contest any
Application or requests submitted hereunder then, and in that event, the Escrow Agent may (i) retain the Escrow Shares pending receipt of a written agreement relating thereto signed by the Acquiree Shareholders and RCM or a court order relating thereto, or
(ii) the Escrow Agent may commence suit in a court of competent jurisdiction and deposit the Escrow Shares in such proceeding or in a similar proceeding brought by the parties.

                  (e) Once the Escrow Shares have been either released to the Acquiree Shareholders or delivered to RCM, the provisions of this Escrow Agreement shall no longer be of any force and effect and this Escrow Agreement shall be deemed to have terminated.

         SECTION 5.                 Fees and Expenses of Escrow Agent.

                  The Escrow Agent will impose no charge for his services except for reimbursement of reasonable out-of-pocket expenses incurred by the Escrow Agent in connection with the performance of

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his functions hereunder, including reasonable fees and
disbursements of counsel. The responsibility for payment of fees and reimbursements to the Escrow Agent shall be assumed by RCM.

         SECTION 6.                 Duties and Liabilities of the Escrow Agent.

                  (a) The Escrow Agent shall act hereunder as depositary only, and he shall not be responsible or liable in any manner whatsoever for any determinations regarding the release or refusal to release from escrow the Escrow Shares to be made pursuant to
Section 4 hereof. It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. Except as otherwise specifically provided in this Agreement, the Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instrument, other than this Agreement. The duties of the Escrow
Agent are ministerial in nature, and the Escrow Agent shall not incur any liability whatsoever other than for his own willful misconduct or gross negligence.

                  (b) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by RCM and the Acquiree
Shareholders. The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other material presented to or deposited with him nor shall he have any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to him hereunder and believed by him in good faith to be what it purports to be and to be signed by the proper party or parties, nor for retaining the Escrow Fund in the absence of instructions to the contrary.

                  (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by him in good faith, or for any mistake of fact or law, or for anything which he may do or refrain from doing in connection with this Agreement, except his own gross negligence or willful misconduct.

                  (d) The Escrow agent may consult with, and obtain the advice of, legal counsel selected by him in the event of any question as to any of the provisions hereof or his duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected for any action taken, suffered or omitted by him in good faith in accordance with the advice of such counsel, provided that the Escrow Agent shall have used reasonable care in the selection of such counsel.

                  (e) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against him in respect of the subject matter of this Agreement, provided that

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the Escrow Agent shall at all times take such action as is
reasonably necessary to keep safely all property held in escrow hereunder. If the Escrow Agent does elect to so act or is required to so act in order to keep safely all property held in escrow hereunder, the Escrow Agent will do so only to the extent that he is indemnified to his reasonable satisfaction against the cost and expense of such defense or initiation.

         SECTION 7.                 Amendment.

                  This Agreement may be amended, modified or rescinded by and upon written notice to the Escrow Agent given by RCM, on the one hand, and the Acquiree Shareholders on the other hand; provided that the rights, duties, liabilities, indemnities and immunities of the Escrow Agent hereunder may not be adversely affected at any time without the written consent of the Escrow Agent.

         SECTION 8.                 Voting of Escrow Shares.

                  All rights to vote the Escrow Shares while they are part of the Escrow Fund shall be retained by the Acquiree Shareholders.
The Acquiree Shareholders shall have no right to transfer or assign their interest in the Escrow Shares in the Escrow Fund during such period of time as such Escrow Shares remain a part of the Escrow
Fund unless RCM shall first have consented thereto in writing and provided that any such transferee shall deliver to the Escrow Agent a duly signed stock power covering such Escrow Shares and the Escrow Agent shall hold such transferee's shares and stock powers in escrow subject to this Agreement.

         SECTION 9.                 Notices.

                  All notices or other communications required or permitted hereunder shall be sufficiently given if sent by certified mail, return receipt requested, or by hand delivery or by telecopy
(promptly confirmed by delivery of an original copy of such notice or communication):

                  (i) If to RCM, to:

                                    Mr. Leon Kopyt
                                    Chief Executive Officer
                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey 08109-4613
                                    Telephone Number: (609) 486-1777
                                    Telecopy Number: (609) 488-8833





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                           with a copy to:

                                    Norman S. Berson, Esquire
                                    Fineman & Bach, P.C.
                                    1608 Walnut Street
                                    Philadelphia, PA 19103
                                    Telephone Number: (215) 893-8710
                                    Telecopy Number: (215) 893-8719

                  (ii) If to the Acquiree Shareholders, to:

                                    Angela Trotman
                                    18 Parrish Hill Drive
                                    Nashua, NH 03063

                                    Amarly Corporation
                                    172 Amherst Road, Suite 21
                                    Bedford, NH 03110

                                    Michael D. O'Keefe
                                    12 Cambridge Road
                                    Bedford, NH 03110

                                    Richard Serodio
                                    5 Camelot Drive
                                    Bedford, NH 03110

              (iv)         If to the Escrow Agent:

                                    Norman S. Berson, Esquire
                                    Fineman & Bach, P.C.
                                    1608 Walnut Street
                                    Philadelphia, PA 19103

         SECTION 10.                Parties in Interest.

                  This Agreement shall be governed by the laws of the state of New Jersey and shall be binding upon and shall inure to the benefit of the successors and permitted assigns of each of the parties hereto.

         SECTION 11.                Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.                Severability.

                  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and

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enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby, unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         SECTION 13.                Resignation and Removal of Escrow Agent.

                  (a) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving written notice of his resignation to each of the parties hereto, at their respective addresses set forth in
Section 9 of this Agreement, at least thirty (30) days prior to the date specified for any such resignation to take effect. The Escrow
Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by each of the parties hereto (other than the Escrow Agent).

                  (b) If at any time the Escrow Agent shall resign or shall be removed in accordance with the provisions of clause (a) above, RCM and the Acquiree Shareholders shall use their respective best efforts to jointly appoint a successor escrow agent under this Agreement. In the event of the resignation or removal of the Escrow Agent, if no appointment of a successor escrow agent shall have been made pursuant to the preceding sentence within the thirty
(30) days period referred to in the first sentence of paragraph (a) above, then the retiring Escrow Agent may apply to any court of competent jurisdiction to appoint a successor escrow agent. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor escrow agent hereunder.

         SECTION 14.                Indemnification.

                  RCM and the Acquiree Shareholders, jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with his duties, obligations or performance as Escrow Agent hereunder, except as caused by his negligence or willful misconduct, including without limitation the reasonable legal costs and expenses of defending himself against any claim or liability in connection with his performance hereunder. The terms of this
Section 14 shall survive the termination of this Agreement and, with respect to claims arising in connection with the Escrow
Agent's duties while acting as such, the resignation or removal of the Escrow Agent. The Escrow Agent agrees to notify RCM and the Acquiree Shareholders in writing of the written assertion of a claim against the Escrow Agent or of any suit or proceeding commenced against the Escrow Agent promptly after the Escrow Agent has received any such written assertion of a claim or has been served with the summons or other legal process, in each case giving information as to the nature and basis of the claim, but in no

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event will the failure to give such notice affect the obligation of
RCM and the Acquiree Shareholders to indemnify the Escrow Agent pursuant to this Section 14 unless the rights of RCM and the Acquiree Shareholders shall have been materially impaired by such failure. Each of RCM and the Acquiree Shareholders will be entitled to participate at their own expense in the defense of any suit or proceeding brought to enforce any such claim and, if they so elect in writing, may assume the entire defense and control of any such suit or proceeding. Neither RCM nor the Acquiree Shareholders shall be liable for any counsel fees or other expenses incurred by the Escrow Agent after the date that RCM or the Acquiree Shareholders shall have so elected to assume the defense and control of any such suit or proceeding. In addition, neither RCM nor the Acquiree Shareholders shall be liable for any settlement of any such suit, proceeding or claim without the prior written consent of RCM and the Acquiree Shareholders.

         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first written above.

                                RCM TECHNOLOGIES, INC.



                                By:
                                   Name:
                                   Title:




                                   ANGELA TROTMAN




                                   MICHAEL D. O'KEEFE




                                   RICHARD E. SERODIO




                                        [Signatures continued on next page]




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                              AMARLY CORPORATION



                              By:
                                 Name:
                                 Title:



ESCROW AGENT                           Street Address



                                       City, State, Zip Code
                                       Telephone No.
                                       Telefax No.






































[NSB\04257 CAMELOT ESCROW AGREEMENT]

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